UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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BofA Funds Series Trust
(Name of Registrant as Specified In Its Charter)

100 Federal Street Boston, MA 02110
(Address of Principal Executive Offices)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hello, my name is < First Name, Last name > and I am calling regarding your investment in < The BofA Money Market Funds - Specific Fund Name >.

Proxy materials were recently sent to you regarding the upcoming shareholder meeting on March 31st.  These materials included a shareholder letter and the applicable Combined Prospectus/Proxy Statement complete with a question-and-answer section.

Bank of America Corporation has reached an agreement to transfer BofA Global Capital Management’s investment management responsibilities, to BlackRock®, Inc. (BlackRock). For the transaction to be completed shareholders of certain BofA Funds must approve the reorganization of each applicable BofA Fund into a corresponding BlackRock money market fund.

The BofA Funds’ Board is recommending a vote of yes for the proposal because it believes that approving the reorganizations is in the best interests of the funds’ shareholders.

BofA Funds	BlackRock Funds
BofA Cash Reserves →	TempFund
BofA Money Market Reserves →	TempFund
BofA Government Plus Reserves →	FedFund
BofA Government Reserves →	Federal Trust Fund
BofA Treasury Reserves →	T-Fund

If shareholders approve the reorganizations, the assets and certain liabilities of the applicable BofA Funds would transfer to the corresponding BlackRock funds, and the applicable BofA Funds would be dissolved. Investors currently in the affected BofA Funds would become shareholders in a corresponding BlackRock money market fund with a substantially similar strategy and investment objective. The reorganization is expected to occur during the early part of the second quarter of 2016.

If you would like to vote, we would direct you to the instructions provided in the proxy material package sent to you. If you do not have that information readily available, I can provide you with instructions now on how to register your vote.

To cast your vote, you may:

• Mark, sign, date and return the proxy card in the postage-paid envelope provided in the proxy mailing.

• Dial the telephone numbers on the proxy card; 1-800-454-8683

• Visit www.proxy-direct.com and enter the 12-digit control number located on your voting instruction form.

Or

• Attend a special shareholder meeting on March 31, 2016 at 11:00 a.m. Eastern at BofA Global Capital Management’s offices at 100 Federal Street, Boston, MA 02110

Thank you for your time today and your attention to this matter.